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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    August 8, 1999





                           NATIONAL AUTO CREDIT, INC.
               (Exact name of registrant as specified in charter)




          DELAWARE                      1-11601                  34-1816760
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



30000 AURORA ROAD,                                                   44139
SOLON, OHIO                                                       (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (440) 349-1000





                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS.

         National Auto Credit, Inc. (the "Company") has entered into an agreement with Ernest C. Garcia II (the "Extension Agreement"), dated as of August 8, 1999, pursuant to which the Company's option to purchase 2,849,630 shares of its Common Stock beneficially owned by Mr. Garcia (the "Option"), which Mr. Garcia had granted the Company on May 10, 1999, was extended for an additional 120 days. In consideration for this extension, the Company paid $1,000,000, $750,000 of which will be credited toward the aggregate exercise price payable by the Company upon the exercise of the option. The proxy granted by Mr. Garcia to Henry Y.L. Toh, an independent director of the Company, to vote the shares subject to the Option was also extended for an additional 120 days.

         The Option Agreement entered into by the Company and Ernest C. Garcia II on May 10, 1999 was reported by the Company pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25,1999.

         The Extension Agreement is set forth as Exhibit 10 (m) and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (b)  None.

         (b)  Exhibits.

         10 (m) Letter Agreement, dated as of August 8, 1999, by and among the Company, Ernest C. Garcia II (on his own behalf and , for the purposes of delivery of 134,000 shares of Common Stock, on behalf of Verde Investments, Inc., as President) and Steven Johnson (for purposes of Section 4(c), (d) and (g) of the Option Agreement only) and Gordon, Fournaris & Mammarella, P.A.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             NATIONAL AUTO CREDIT, INC.



                                            By: /s/ Raymond A. Varcho
                                               -------------------------
                                                Name: Raymond A. Varcho
                                                Title: Vice President, General
                                                        Counsel and Secretary

August 18, 1999



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                                  EXHIBIT INDEX

10(m) Letter Agreement, dated as of August 8, 1999, by and among the Company, Ernest C. Garcia II (on his own behalf and, for the purposes of delivery of 134,000 shares of Common Stock, on behalf of Verde Investments, Inc., as President) and Steven Johnson (for purposes of
         Section 4(c), (d) and (g) of the Option Agreement only) and Gordon, Fournaris & Mammarella, P.A.


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